Exhibit  23(j)

                        CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 17, 2002 relating to the financial statements and financial highlights, which appears in the October 31, 2002 Annual Reports to the Shareholders of Gartmore Growth Fund, Gartmore Large Cap Value Fund, Gartmore Total Return Fund, Gartmore Mid Cap Growth Fund, Gartmore Investor Destinations Aggressive Fund, Gartmore Investor Destinations Moderately Aggressive Fund, Gartmore Investor Destinations Moderate Fund, Gartmore Investor Destinations Moderately Conservative Fund, Gartmore Investor Destinations Conservative Fund, Gartmore Bond Fund, Gartmore Government Bond Fund, Gartmore Tax-Free Income Fund, Gartmore Money Market Fund, Gartmore Morley Enhanced Income Fund, Gartmore Global Financial Services Fund, Gartmore Global Health Sciences Fund, Gartmore Global Technology and Communications Fund, Gartmore Utilities Fund, Gartmore Nationwide Leaders Fund, Gartmore U.S. Growth Leaders Fund, Gartmore Worldwide Leaders Fund, Gartmore Emerging Markets Fund, Gartmore International Growth Fund, Gartmore International Small Cap Growth Fund, Gartmore High Yield Bond Fund, Gartmore Millennium Growth Fund, Gartmore Value Opportunities Fund, Gartmore Micro Cap Equity Fund, Nationwide Large Cap Growth Fund, Nationwide Small Cap Fund, Nationwide S&P 500 Index Fund,
Nationwide Mid Cap Market Index Fund, Nationwide Small Cap Index Fund, Nationwide Bond Index Fund, Gartmore Morley Capital Accumulation Fund and NorthPointe Small Cap Value Fund (thirty seven series constituting the Gartmore Mutual Funds), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the captions
"Auditors"  and  "Financial  Highlights"  in  such  Registration  Statement.


Philadelphia,  PA
February  28,  2003